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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AMERICAN SCIENCE AND ENGINEERING, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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 AMERICAN SCIENCE AND ENGINEERING, INC.
829 Middlesex Turnpike
Billerica, MA 01821

July 29, 2013

To our stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders of American Science and Engineering, Inc. (the "Company") to be held Wednesday, September 4, 2013 at 8:30 a.m. at our Corporate offices at 829 Middlesex Turnpike, Billerica, MA 01821. The Board of Directors and management look forward to personally greeting those stockholders who attend.

        The purposes of the Annual Meeting will be:

  (1)
  To re-elect the nominated incumbent directors to another one-year term;

  (2)
  To approve an advisory resolution on compensation for the Company's named executive officers as disclosed in these materials;

  (3)
  To ratify the selection of a registered public accounting firm for the fiscal year ending March 31, 2014; and

  (4)
  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        If you have any questions, please call me, Mr. Denis R. Brown, our Chair, or Mr. Kenneth J. Galaznik, our Senior Vice President, Chief Financial Officer and Treasurer, at 800-225-1608.

        Thank you for your consideration and I look forward to seeing you at our Annual Meeting on September 4, 2013.

Very truly yours,

Charles P. Dougherty President and Chief Executive Officer

AMERICAN SCIENCE AND ENGINEERING, INC.
829 Middlesex Turnpike
Billerica, Massachusetts 01821

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 4, 2013

        The Annual Meeting of Stockholders of American Science and Engineering, Inc. (the "Company") will be held Wednesday, September 4, 2013 at 8:30 a.m. at our Corporate offices at 829 Middlesex Turnpike, Billerica, Massachusetts, for the following purposes:

  (1)
  To elect the persons named in the accompanying Proxy Statement to serve as Directors until the next Annual Meeting and until their successors are elected and qualified;

  (2)
  To approve an advisory resolution on compensation for the Company's named executive officers as disclosed in these materials;

  (3)
  To ratify the selection of a registered public accounting firm for the fiscal year ending March 31, 2014; and

  (4)
  To consider and act upon any other business that may properly come before the meeting and any adjournment or adjournments thereof.

        Our Proxy Statement containing information for stockholders accompanies this Notice and a copy of our Annual Report for the fiscal year ended March 31, 2013 is also enclosed.

        The Board of Directors has fixed the close of business, July 10, 2013, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. In addition to voting by mail, the Company will also be offering to stockholders of record voting by telephone and the internet. Instructions for voting by telephone or the internet are provided on the enclosed proxy cards. If you hold your shares in "street name" through a bank or broker, you should follow the voting instructions sent to you by your bank or broker.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on September 4, 2013: the Proxy Statement, the Annual Report to Stockholders and directions to attend the meeting and vote in person are available on the Investor Information page of the Company's website at http://ir.as-e.com under the subheading "Annual Meeting Materials."

        Please note that our corporate offices are a secured facility, therefore all those attending the annual meeting at our corporate offices must present photo identification to enter the facility.

By Order of the Board of Directors,

Kenneth J. Galaznik Senior Vice President, Chief Financial Officer and Treasurer
July 29, 2013

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE, OR VOTE BY TELEPHONE OR INTERNET ACCORDING TO THE INSTRUCTIONS ON THE PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

AMERICAN SCIENCE AND ENGINEERING, INC.
829 Middlesex Turnpike
Billerica, Massachusetts 01821

PROXY STATEMENT

        The enclosed Proxy is solicited by the Board of Directors of American Science and Engineering, Inc. (the "Board of Directors" or the "Board") for use at the Annual Meeting of Stockholders to be held on Wednesday, September 4, 2013 at 8:30 a.m. at our Corporate offices, 829 Middlesex Turnpike, Billerica, Massachusetts, and at any adjournment of the meeting (the "Meeting"). The matters to be considered and acted upon at the Meeting are described in the attached notice of the Meeting and in this Proxy Statement.

        All references in this Proxy Statement to "AS&E", the "Company", "we", "our" and "us" mean American Science and Engineering, Inc. and its subsidiaries.

        Stockholders of record at the close of business on July 10, 2013 (the "record date") are entitled to notice of, and to vote at, the Meeting. Each share of Common Stock of the Company outstanding on the record date is entitled to one vote. As of the close of business on July 10, 2013, 7,814,490 shares of Common Stock of the Company were outstanding.

        We anticipate that this Proxy Statement and the accompanying proxy card will first be mailed to stockholders on or about July 29, 2013.

        The votes of the stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock of the Company as of the record date is necessary to provide a quorum at the Meeting. If a quorum is present, all matters to be voted on at the Meeting will be decided by a majority of votes properly cast. In the event of a contested director election, whereby the number of nominees for director exceeds the number of directors to be elected, the directors will be elected by the vote of the plurality of the outstanding shares of the Common Stock of the Company. Abstentions and broker "non-votes" are each counted as present in determining whether the quorum requirement is satisfied, but are not counted as votes properly cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the voting on the election of directors or the other matters to be voted on at the Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner. If shares are held in "street name" and the beneficial owner has not given instructions to the bank, broker or other nominee holding the shares, it will still be able to vote such shares with respect to certain discretionary matters. The only item at the Meeting that is "discretionary" is the ratification of McGladrey LLP ("McGladrey") as the Company's independent registered public accounting firm.

        All proxies solicited by the Board of Directors of the Company that are properly executed and returned, but which are not expressly voted, will be voted at the Meeting in accordance with the recommendation of the Board of Directors of the Company, unless such proxies are revoked prior to the Meeting. A proxy may be revoked by delivering a written notice of revocation to the principal office of the Company, by properly executing and returning a proxy with a later date prior to the vote at the Meeting, by revoking the proxy in person at the Meeting at any time prior to the voting thereof or by voting a new proxy at the Meeting. Attendance at the Meeting will not, by itself, revoke a proxy.

        The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors. The entire cost of soliciting these proxies, including the costs of preparing, printing and mailing to stockholders this Proxy Statement and accompanying materials, will be borne by the Company. In addition to use of the mail, proxies may be solicited personally or by telephone or otherwise by our officers, directors and employees, who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such institutions and persons. Such parties will be reimbursed for their reasonable expenses incurred in connection with these activities.

 PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Board of Directors currently consists of eight members, whose terms expire at the Meeting. Each of the eight members has been nominated for re-election to another one year term.

        We have included below the principal occupation and other information about the nominees. We believe the nominees consist of individuals having backgrounds and skills that are important to our business and key initiatives. The summary of each nominee's background that appears below highlights the specific experience, qualifications, attributes and skills of such individual director in the following areas, which we consider to be important qualifications for members of our Board: experience in federal government, military and defense markets; experience in global operations and international relations; chief executive officer and other leadership experience; knowledge of industry operations, technology, manufacturing and/or research; knowledge of economics or finance; and/or knowledge of science, engineering and physics.

        A majority of the votes properly cast by stockholders present in person or represented by proxy at the Meeting is required to elect each of the nominated directors. In the event of a contested director election, whereby the number of nominees for director exceeds the number of directors to be elected, the directors will be elected by the vote of the plurality of the outstanding shares of the Common Stock of the Company. Each director will serve for one year and/or until his successor is elected and qualified. If any nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election, the Board of Directors may designate another nominee and the persons named as proxies will vote all proxies for such nominee. The Board of Directors has no reason to believe that any nominee is unwilling or unable to serve. There are no arrangements between any nominee and any other person relating to such nominee's nomination.

        The Board of Directors recommends a vote FOR each of the below mentioned nominees as directors. Proxies solicited by the Board of Directors of the Company, if properly signed and returned and containing no instructions to the contrary, will be voted FOR electing the nominees listed below as directors of the Company.

Nominees

        The names of, and certain information with respect to, the persons nominated by the Board of Directors for election as directors are as follows:

Name	Age	Positions and Offices of Company Held	Date Assumed Each Position
Denis R. Brown	73	Chair Director	June 2008 April 2004
Charles P. Dougherty	51	Director President and Chief Executive Officer	April 2013 April 2013
John A. Gordon	66	Director	November 2008
Hamilton W. Helmer	66	Director	February 1993
Don R. Kania	58	Director	February 2010
Mark S. Thompson	56	Director	November 2005
Jennifer L. Vogel	51	Director	April 2013
Carl W. Vogt	77	Director	June 1997

        Mr. Denis R. Brown has been a director of the Company since April 2004 and was appointed chair of the board in June 2008. Since 1999, Mr. Brown has been a private investor and has advised a start-up software company serving the idea management market. Mr. Brown holds a bachelor's degree in Slavic Languages from the University of California and a bachelor's degree in communications engineering from the Naval Postgraduate School.

        Mr. Brown has been nominated to serve an additional term as a director as a result of his significant experience, including more than 15 years as a chief executive officer for companies operating in the defense, engineering and manufacturing industries, including experience with multinational corporations as well as extensive board experience. His experience extends to mergers and acquisitions, which included negotiating the successful merger of Pinkerton's Inc. with Securitas AB in 1999.

        Mr. Charles P. Dougherty has been a director of the Company since April 2013. Since April 2013, Mr. Dougherty has also held the position of President and Chief Executive Officer of the Company. From 2010 to 2012, Mr. Dougherty served as President of the Communications and Industrial segment of TE Connectivity, formerly Tyco Electronics Corporation, a provider of connectivity solutions in the industrial, telecommunications, consumer electronics, medical devices and solar energy markets. In 2009, Mr. Dougherty served as president of the Public Safety and Professional Communications business unit of Harris Corporation, after Harris Corporation acquired the business unit from Tyco Electronics Corporation. From 2006 to 2009, Mr. Dougherty served as President of the Wireless Systems segment of Tyco Electronics Corporation. Mr. Dougherty received a master's degree in business administration from Villanova University and a bachelor's degree in business administration from the Wharton School of the University of Pennsylvania.

        Mr. Dougherty has been nominated to serve as director due to his position as President and Chief Executive Officer of the Company. Mr. Dougherty brings more than 25 years of valuable experience in building successful global technology businesses.

        Gen. John A. Gordon, USAF—Retired has been a director of the Company since November 2008. From 2003 until 2004, Gen. Gordon served in the White House as the President's Homeland Security Advisor and from 2002 until 2003 as the Deputy National Security Advisor for Counter Terrorism and the National Director for Counter Terrorism. From 2000 until 2002, Gen. Gordon served as the first administrator of the National Nuclear Security Administration and Undersecretary of Energy. Gen. Gordon is chairman of the board of The Charles Stark Draper Laboratory, Inc., a non-profit corporation, and has been a director since 2004. Gen. Gordon holds a bachelor's degree in physics from the University of Missouri and a master's degree in physics from the Naval Postgraduate School. He also holds a master's degree in business administration from New Mexico Highlands University.

        Gen. Gordon has been nominated to serve an additional term as a director due to his significant national security, defense and international experience. Gen. Gordon's thirty-two year Air Force career, culminating in his service as an Air Force four-star general, included assignments in research and development, strategic planning, missile and space operations, inter-governmental operations, and international negotiations.

        Dr. Hamilton W. Helmer has been a director of the Company since February 1993. Since February of 2013 he has been Managing Partner of Strategy Capital LLC. Strategy Capital LLC is the General Partner for Strategy Capital Investors I, LP, an investment partnership that invests in equities traded on US public exchanges. Since 2002, he has been the Managing Director of Deep Strategy LLC, a strategy consulting firm. From 1982 until 2002, Dr. Helmer served as Managing Director of Helmer & Associates, Deep Strategy's predecessor firm. Since September 2008, Dr. Helmer has been a Consulting Professor at Stanford University, where he teaches corporate and business strategy in the Economics Department. Dr. Helmer is a Phi Beta Kappa graduate of Williams College and received his Ph.D. in Economics from Yale University.

        Dr. Helmer has been nominated to serve an additional term as a director due to his background in business strategy and management consulting for high technology and security companies and his knowledge of finance, corporate mergers and acquisitions and equity markets.

        Dr. Don R. Kania has been a director of the Company since February 2010. Since 2006, he has been president, chief executive officer and director of FEI Company, a provider of diversified scientific instruments providing electron and ion-beam microscopes and tools for nanoscale applications. From 2004 to 2006, Dr. Kania served as president and chief operating officer of Veeco Instruments Inc., a provider of metrology and process equipment used by manufacturers in the data storage, semiconductor and compound semiconductor/wireless industries, having been president from 2003 to 2004. Dr. Kania received his Bachelor of Science, Master of Science, and Ph.D. degrees in physics and engineering from the University of Michigan.

        Dr. Kania has been nominated to serve an additional term as a director due to his experience as a chief executive officer and chief operating officer in manufacturing and high technology companies, and his knowledge of physics and engineering.

        Dr. Mark S. Thompson has been a director of the Company since November 2005. Since May 2008, Dr. Thompson has been chairman of the board of Fairchild Semiconductor, a supplier of high performance power and mobile products, having also served as president and chief executive officer since 2005. From 2001 to 2004, Dr. Thompson held the position of chief executive officer of Big Bear Networks, Inc., a designer and manufacturer of optoelectronic network solutions. Dr. Thompson holds a Bachelor of Arts degree in chemistry from State University of New York and a Ph.D. in inorganic chemistry from the University of North Carolina.

        Dr. Thompson has been nominated to serve an additional term as director due to his experience as a chief executive officer in manufacturing and high technology companies.

        Ms. Jennifer L. Vogel was appointed a director of the Company in April 2013. From 2003 to 2010, Ms. Vogel served as Senior Vice President, General Counsel, Secretary and Chief Compliance Officer of Continental Airlines, Inc., having been General Counsel and Chief Compliance Officer from 2001 to 2003. Ms. Vogel currently serves on the National Board of Directors of the General Counsel Forum, and as a director of Clearwater Corporation. Ms. Vogel holds a bachelor's degree in business administration from the University of Iowa and holds a juris doctorate from the University of Texas at Austin.

        Ms. Vogel has been nominated to serve as director due to her significant experience in advising boards on best governance practices and executive compensation as well as her experience in international business and regulatory issues, corporate finance, mergers and acquisitions, and ethics and compliance matters.

        Mr. Carl W. Vogt has been a director of the Company since June 1997. In 2004, Mr. Vogt retired as counsel from Fulbright & Jaworski L.L.P., a nationally and internationally based law firm, having previously served as a senior partner of the firm. Mr. Vogt was formerly a director of Yellow Roadway Corporation, DWS-Scudder Mutual Funds Investment Company, ISI Managed Funds and Waste Management, Inc. Mr. Vogt served as chair of the National Transportation Safety Board and also served on the White House Commission on Aviation Safety and Security. Mr. Vogt is a Fellow of the Royal Aeronautical Society, a Fellow of the American Bar Foundation and was an Industrial Fellow, Linacre College, Oxford University, England. Mr. Vogt holds a Bachelor of Arts degree from Williams College and an LLB degree from the University of Texas Law School.

        Mr. Vogt has been nominated to serve an additional term as director due to his prior board experience as well as his finance, legal and governance experience.

Executive Officers (who are not also Directors)

        The names of, and certain information with respect to, each person serving as an executive officer of the Company as of July 10, 2013 (other than Mr. Dougherty whose information appears above) are as follows:

Name	Age	Positions and Offices of Company Held	Date Assumed Each Position
Joseph Callerame	63	Senior Vice President, Science and Technology, Engineering and Program Management, and Chief Technology Officer	May 2013
Robert Cline	52	Senior Vice President, Operations	March 2008
Kenneth J. Galaznik	61	Senior Vice President, Chief Financial Officer, and Treasurer	March 2008
Paul H. Grazewski	57	Senior Vice President, Product Management, Marketing and Strategy	May 2013
Lanning L. Levine	59	Senior Vice President, Human Resources	May 2013

        Dr. Joseph Callerame was appointed senior vice president, science and technology, engineering and program management and chief technology officer in May 2013. Prior to appointment to his current position, Dr. Callerame held several other positions at the Company including senior vice president, science and engineering and chief technology officer from March 2012 to May 2013, senior vice president, science and technology from March 2008 to March 2012 and vice president of science and technology from 2004 to 2008. Dr. Callerame has served as the Company's chief technology officer since joining the Company in 1998. Prior to joining the Company in June 1998, Dr. Callerame served in various senior management positions at Raytheon Electronic Systems. Dr. Callerame also served as a Postdoctoral Fellow in physics at MIT. Dr. Callerame earned his Ph.D. and master's degree in physics from Harvard University and holds a bachelor's degree in chemical physics from Columbia University.

        Mr. Robert Cline was appointed senior vice president of operations in March 2008. Prior to appointment to his current position, Mr. Cline held several other positions at the Company, including vice president, manufacturing from 2000 to 2008. Prior to joining the Company in 1996, Mr. Cline held management positions at Allard Industries, Inc. Mr. Cline also served as a nuclear trained officer in the U.S. Navy, Submarine Force. Mr. Cline received a master's degree in manufacturing engineering from Boston University and a bachelor's degree in electrical engineering from Michigan Technological University.

        Mr. Kenneth J. Galaznik was appointed senior vice president, chief financial officer and treasurer of the Company in March 2008. Prior to appointment to his current position, Mr. Galaznik served as chief financial officer and treasurer from February 2005 to March 2008, as acting chief financial officer from June 2004 to February 2005, as vice president of finance from July 2003 to June 2004, and as a financial management consultant from August 2002 to March 2003. Prior to joining the Company, he was vice president of finance at Spectro Analytical Instruments, Inc. and has over thirty years of experience in accounting and finance positions in manufacturing and real estate development entities. Mr. Galaznik serves on the board of directors of Bridgeline Digital, Inc. Mr. Galaznik holds a Bachelor of Business Administration degree in accounting from the University of Houston.

        Mr. Paul H. Grazewski was appointed senior vice president, product management, marketing and strategy in March 2013. Prior to appointment to his current position, Mr. Grazewski held the position of senior vice president, strategic planning and product management from 2012 to 2013 and senior vice president, strategic planning from 2008 to 2012 having been vice president, product management from 2004 to 2008 and vice president, program management from 2002 to 2004. Prior to joining the Company in 2002, Mr. Grazewski served in various management positions at Alcatel, General Dynamics Armament Systems, Lockheed Martin Corporation and General Electric Company.

Mr. Grazewski holds a bachelor's degree in industrial engineering and operations research from the University of Massachusetts—Amherst, and a master's degree in business administration from Xavier University.

        Mr. Lanning L. Levine was appointed senior vice president, human resources in May of 2013. Prior to appointment to his current position, Mr. Levine held the position of vice president, human resources from March 2013 to May 2013, director of human resources from 2012 to 2013 and manager, compensation and benefits from 2011 to 2012. Prior to joining the Company in 2011, Mr. Levine served as a human resources management consultant and held management positions in human resources at various companies including Brooks Automation and C.R. Bard. Mr. Levine holds a bachelor's degree in business administration from Boston University.

 CORPORATE GOVERNANCE

Meetings of the Board of Directors

        During the fiscal year ended March 31, 2013 ("fiscal year 2013"), the Board of Directors of the Company met nine times. All of the directors attended 75% or more of the aggregate of the total number of meetings of the Board and of the meetings of committees of the Board on which they served. Our Board of Directors has determined that each of Mr. Denis Brown, Gen. John Gordon, Dr. Hamilton Helmer, Dr. Don Kania, Dr. Mark Thompson, Ms. Jennifer Vogel and Mr. Carl Vogt is an independent director as such term is defined in the NASDAQ Stock Market Listing Rules. The Board of Directors has three standing Committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Company also has one informal committee, the Science and Technology Advisory Committee, which holds meetings with members of the Board of Directors as well as members of the Company's scientific team and advisors.

        The members of the Board of Directors are expected to attend the Annual Meeting of Stockholders. All of the directors attended the 2013 Annual Meeting of Stockholders.

Leadership Structure of Board of Directors

        Mr. Denis R. Brown currently serves as Chair of the Board, having been appointed to that position in June 2008 and having served on the Company's Board of Directors since 2004. Mr. Charles P. Dougherty, a management director, currently serves as President and Chief Executive Officer of the Company. The Chair of the Board is an independent director as defined in the NASDAQ Stock Market Listing Rules. Our Board has determined that stockholder interests are best served at this time by selecting an independent director to serve as Chair, who may offer more objective input and leadership to the Board across all Board functions. Given the Board's role in electing Company officers, and overseeing the Chief Executive Officer's performance, the Board believes the Board leadership role is best filled by an individual who does not serve as an officer.

        The Company believes it is the Chair's responsibility to lead the Board of Directors and the President and Chief Executive Officer's responsibility to lead the operations of the Company. The Chair of the Board is responsible for coordinating the Board's activities, including the scheduling of the meetings and executive sessions of the non-employee directors and the relevant agenda items in each case (in consultation with the President and Chief Executive Officer as appropriate). The Board believes this leadership structure has enhanced the Board's oversight of and independence from our management, the ability of the Board to carry out its roles and responsibilities on behalf of our stockholders, and our overall corporate governance. In addition to providing strong leadership for our Board, this separation also positions our President and Chief Executive Officer as the leader of the Company in the eyes of our customers, employees and stockholders.

Audit Committee

        The Audit Committee, established in accordance with the applicable securities regulations and NASDAQ Stock Market Listing Rules, currently consists of Dr. Hamilton Helmer (chair), Dr. Don Kania and Dr. Mark Thompson. In the opinion of the Board of Directors, all members of the Audit Committee are "independent" as such term is defined in the applicable NASDAQ Stock Market Listing Rules, the applicable securities regulations and the Audit Committee charter and all members of the Audit Committee are independent of management and free of any relationship that would interfere with the exercise of independent judgment as members of the Audit Committee. The Board believes that the members of the Audit Committee have sufficient knowledge and experience with financial and accounting matters to perform their duties as members of the Audit Committee and has determined that Dr. Helmer qualifies as an "audit committee financial expert" as such term is defined under applicable securities regulations. This Committee, which met five times during fiscal year 2013, is primarily responsible for reviewing the activities of the Company's independent auditors, reviewing and evaluating recommendations of the auditors, recommending areas of review pertaining to financial risk and related matters to the Company's management, and reviewing and evaluating the Company's financial statements, accounting policies, reporting practices and internal controls. Our Board of Directors has adopted a written charter for the Audit Committee which is posted on our website at www.as-e.com in the Corporate Governance section of the Investor Information page.

Compensation Committee

        The Compensation Committee currently consists of Mr. Denis Brown (chair), Dr. Mark Thompson and Mr. Carl Vogt. This Committee, which met seven times during fiscal year 2013, is responsible for making recommendations to the Company's Board of Directors concerning the levels and types of compensation and benefits to be paid and granted to the Company's Chief Executive Officer, for approving the compensation of the other executive employees of the Company and for the administration of the Company's equity incentive plans. The Company's Chief Executive Officer did not attend any part of a meeting of the Compensation Committee during which the Compensation Committee prepared its recommendation regarding the level and type of compensation and benefits for the Chief Executive Officer. Matters relating to the compensation of the Company's Chief Executive Officer are discussed in executive session without members of management present. In the opinion of our Board of Directors, all members of the Compensation Committee are "independent" as such term is defined in the NASDAQ Stock Market Listing Rules and the Compensation Committee charter, and "non-employee directors" as such term is defined in the applicable securities regulations. Our Board of Directors has adopted a written charter for the Compensation Committee which is posted on our website at www.as-e.com in the Corporate Governance section of the Investor Information page.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee consists of Mr. Carl Vogt (chair), Mr. Denis Brown and Dr. Hamilton Helmer. This Committee met one time during fiscal year 2013. The Committee is charged with the responsibility of identifying appropriate candidates for nomination to the Board, addressing matters under the Company's Code of Business Conduct and Ethics and other matters pertaining to the governance of the Board and Company. In the opinion of our Board of Directors, all members of the Nominating and Corporate Governance Committee are "independent" as defined in the NASDAQ Stock Market Listing Rules and the Nominating and Corporate Governance Committee charter. The Company's bylaws currently set forth the procedures for the nomination of candidates for director by stockholders, which are set forth below under "Stockholder Proposals and Director Nominations for the 2014 Annual Meeting." Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is posted on our website at www.as-e.com in the Corporate Governance section of the Investor Information page.

Nominating Process

        The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes 1) requests to Board members, the Chief Executive Officer and others for recommendations, 2) use of executive search firms and professional consulting resources to identify the selection criteria and potential candidates who may meet the Board's needs and criteria, 3) periodic meetings to discuss and evaluate biographical information and background materials relating to potential candidates, and 4) interviews of selected candidates by the Committee members and other members of the Board as determined by this Committee in consultation with the Board.

        In considering whether to include a candidate in the Board's slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply criteria set forth in the Charter of the Committee. These criteria include each candidate's ability, judgment, and experience and the overall diversity and composition of the Board. In addition, the criteria for nominee evaluation includes knowledge of the Company's industry; experience in manufacturing, business or corporate operations; executive level management or strategic planning skills; other Board experience; business acumen; federal government, military or international experience; financial reporting familiarity, and other core competencies specific to the Company's business such as physics or other sciences, engineering or radiation technology. The Company seeks a balance of experience and no single criterion or minimum level of qualifications is a prerequisite for each prospective nominee, but, rather the qualifications sought from a prospective nominee depends upon the current composition of the Board. The Board believes that the backgrounds and qualifications of its members, taken as a group, should provide the experience, knowledge and abilities to allow the Board to fulfill its responsibilities.

        Neither the Board nor the Nominating and Corporate Governance Committee have adopted a specific policy (formal or informal) with regard to the consideration of diversity when evaluating candidates for election to the Board. However, the Board believes that its membership should reflect diversity in its broadest sense, and in accordance with its charter, the Nominating and Corporate Governance Committee considers a candidate's ability, judgment and experience, and when evaluating individual qualifications for election to the Board and in making recommendations for Board approval, considers the overall diversity and composition of the Board as a whole. The Committee, however, does not assign specific weight to the various factors it considers and no particular criterion is a prerequisite for nomination.

        Director candidates recommended by stockholders will be considered on the same basis as candidates recommended or identified by other sources. To recommend a candidate, stockholders should submit the candidate's name, along with their biographical and background materials, to the attention of the Nominating and Corporate Governance Committee at 829 Middlesex Turnpike, Billerica, Massachusetts 01821 Attn: Vice President, General Counsel and Clerk. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company's proxy card for the next Annual Meeting.

        Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or our Board, by following the procedures set forth under "Stockholder Proposals and Director Nominations for the 2014 Annual Meeting."

Risk Oversight

        The Board is responsible for oversight of the Company's risk management process. Having a Chair who is independent of management adds a layer of objective insight and perspective to the risk oversight process. The entire senior management of the Company is responsible for risk management on a day-to-day basis, including identifying risks, managing risks, and reporting and communicating risks back to the Board of Directors. The Board of Directors, including the Board Committees comprised solely of independent directors, reviews various areas of significant risk to the Company, and advises management on policies, strategic initiatives, the annual report on internal controls and other actions. Specific risks primarily overseen by the full Board of Directors include competition risks, industry risks, economic risks, business operations and employee compensation risks and risks related to acquisitions and disposition and other significant transactions.

        The Committees are primarily responsible for considering and overseeing risks within their particular area of concern. The Audit Committee meets regularly with management, our independent registered public accountants and our accounting management, to discuss the integrity of our financial reporting processes and internal controls as well as the steps that have been taken to monitor and control risks related to such matters. The Nominating and Corporate Governance Committee monitors compliance with the Code of Business Conduct and Ethics and reviews compliance with applicable laws and regulations related to corporate governance. The Compensation Committee reviews and evaluates risks related to the design and implementation of all general compensation programs applicable to the Company's employees, including an annual review of both the design and the application of compensation and benefits programs.

Communication with Directors

        The Board of Directors, including a majority of the independent directors, has approved procedures for stockholders to communicate directly with our Board of Directors on a confidential basis. Pursuant to these established procedures, the Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Specifically, the Chair of the Board (if an independent director), or otherwise the Chair of the Nominating and Corporate Governance Committee, with the assistance of the Company's Vice President and General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate. Under the procedures approved by the Board of Directors, including a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chair of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to them c/o Vice President and General Counsel, American Science and Engineering, Inc., 829 Middlesex Turnpike, Billerica, MA 01821.

 OWNERSHIP OF COMMON STOCK OF THE COMPANY BY CERTAIN PERSONS

        The following table sets forth the number of shares of the Company's voting stock beneficially owned (as determined under the applicable securities regulations) directly or indirectly as of June 26, 2013 by (i) each current director of the Company; (ii) each current and former executive officer of the Company named in the Summary Compensation Table below; (iii) all current directors and executive officers of the Company as a group; and (iv) each person who is known to the Company to beneficially own more than five percent (5%) of the outstanding shares of the Company's voting stock, as well as the percentage of the outstanding voting stock represented by each such amount. Unless otherwise indicated below, the persons named in the table have sole voting and dispositive power as to the shares shown. The information in the table is based on information available to the Company. The total number of shares of Common Stock outstanding as of June 26, 2013 was 7,814,490.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)	Percent of Class
Denis R. Brown	46,510	(4)
Joseph Callerame	27,950	(4)
Charles P. Dougherty	—	—
Anthony R. Fabiano	31,569	(4)
Kenneth J. Galaznik	21,484	(4)
John A. Gordon	24,656	(4)
Hamilton W. Helmer	55,053	(4)
Don R. Kania	15,434	(4)
George M. Peterman	35,503	(4)
Robert G. Postle	3,273	(4)
Mark S. Thompson	12,706	(4)
Jennifer L. Vogel	729	(4)
Carl W. Vogt	26,919	(4)
Directors and Current Officers as a Group (13 persons)	374,355	4.6%
BlackRock Inc.(5)	868,495	11.1%
Manulife Asset Management (US) LLC(6)	545,427	7.0%
T. Rowe Price Associates, Inc.(7)	584,665	7.5%
The Vanguard Group, Inc.(8)	519,518	6.6%

(1)
Unless otherwise indicated, the address of all persons listed above is c/o American Science and Engineering, Inc., 829 Middlesex Turnpike, Billerica, MA 01821.

(2)
Includes shares that may be acquired under stock options exercisable within 60 days after June 26, 2013, as follows: Mr. Brown—34,858; Dr. Callerame—11,952; Mr. Fabiano—14,878; Mr. Galaznik—6,765; Gen. Gordon—19,296; Dr. Helmer—42,000; Dr. Kania—11,181; Mr. Peterman—27,189; Mr. Postle—1,290; Dr. Thompson—7,000; Mr. Vogt—14,000 and all current directors and officers as a group—237,811.

(3)
Certain executive officers hold restricted shares that we include in this column. The executives may vote the restricted shares, but may not sell or transfer them during the restricted period. These restrictions lapse based upon a combination of attainment of performance-based goals and /or time of service with the Company. The Board of Directors hold restricted shares which vest ratably during their term. The individuals in the table hold the following number of restricted shares: Mr. Brown—681; Dr. Callerame—1,447; Mr. Galaznik—2,761; Gen. Gordon—454; Dr. Helmer—454; Dr. Kania—454; Dr. Thompson—454; Ms. Vogel—547; Mr. Vogt—454; and all current directors and officers as a group—10,139.

(4)
Amount owned constitutes less than one percent.

(5)
Based on a Schedule 13G filed on May 8, 2013. The address of BlackRock Inc. is 40 East 52nd Street, New York, NY 10022.

(6)
Based on a Schedule 13G filed on February 13, 2013. The address of Manulife Asset Management (US) LLC is 101 Huntington Avenue, Boston, MA 02199.

(7)
Based on a Schedule 13G filed on February 14, 2013. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202

(8)
Based on a Schedule 13G filed on February 20, 2013. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355

 COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

        In considering our executive compensation policies and practices we have an obligation to balance our interests in managing expenses and minimizing stockholder dilution with our interest in using compensation to attract, retain and motivate Company management and employees who contribute to our success. Our approach to achieving this balance is to design and implement an executive compensation program that integrates marketplace appropriate base salaries with short- and long-term performance-based incentives.

        The structure of our compensation plans and the level of compensation that our executives receive are heavily reliant on short- and long-term performance based factors. We believe that our programs deliver a level of compensation that is appropriate for the financial and operational results achieved.

        In the fiscal year ended March 31, 2013 our earnings per share and net income decreased in relationship to past years. For the last three fiscal years the Company produced the following year-over-year results:

	FY 2011	FY 2012	FY 2013
Increase (decrease) in net income	18%	(50)%	(23)%
Increase (decrease) in earnings per share	17%	(49)%	(13)%

        In addition, total shareholder return (calculated as ending share price minus beginning share price plus dividends divided by beginning share price) decreased in relationship to past years. Total shareholder return for the fiscal year ending March 31, 2013 decreased 6%, and total shareholder return for the three years ending March 31, 2013 decreased 12%.

        We believe that the program approved by our Compensation Committee with respect to the compensation of our executive officers for fiscal year 2013, which resulted in a significant reduction in their total compensation as compared to fiscal year 2012, appropriately reflect these financial results.

        The executive compensation program discussed in the following pages includes a combination of financial performance and operational goals. A significant portion of the executive compensation plan in fiscal year ended March 31, 2013 was contingent upon achieving these financial performance and operational goals. We believe that the structure of our compensation programs aligns the financial interests of executives with the interests of stockholders by linking rewards with the financial and business results that build long-term stockholder value.

Summary of Major Elements of FY13 Compensation
Compensation Element	Purpose	Key Features
Base Salary	Provides a conservative but competitive fixed annual salary.	Designed to retain key executive officers by being competitive but is not considered to be the primary means of recognizing performance.
Full market studies are conducted biennially by an independent compensation consultant reporting directly to the Chair of the Compensation Committee of the Board of Directors.

Summary of Major Elements of FY13 Compensation
Compensation Element	Purpose	Key Features
Performance Based Annual Bonus Program	Provides annual incentive awards upon achievement of predetermined financial and operational performance.
This is a performance-based program governed by both individual performance and Company performance. If the Company does not achieve at least 100% of its annual operating income goal, no incentive award is paid. Incentive awards are paid in the form of a single lump sum cash payment following confirmation of the achievement of performance goals at fiscal year-end.
2013 Performance and Time Based Long-Term Incentive Program (LTIP)	Provides incentive awards upon achievement of long-term strategic goals that are designed to increase long-term stockholder value.

This is an accelerated vesting program that lifts restrictions on awards as specific predetermined goals are met.

Awards are comprised of restricted stock, stock options and/or cash. Goals are designed as Company performance objectives we expect to be achieved in an average three-year time frame.

A separate program is initiated each year with a five year maximum term. As goals are met, restrictions are lifted during the term on a pro rata basis (e.g., assuming three performance goals, restrictions lift on one-third of the award upon achievement of each goal). Upon expiration of the five-year term, 50% of awards associated with any unmet goal(s) are forfeited and 50% become vested.

Each program contains a "claw-back provision" in the event that the executive breaches his or her obligations under his or her respective AS&E Employee Representation, Rights in Data and

Summary of Major Elements of FY13 Compensation
Compensation Element	Purpose	Key Features
Non-Compete Agreement.
Severance and Change in Control Agreements
Provide competitive benefits to attract motivate and retain key talent in the face of long-term uncertainties.

Align executive actions in the event of a Change in Control with the stockholders' best interests by providing market appropriate income protection.
The agreement provides for compensation in the event of the termination of an executive during the period of 24 months following a Change In Control or in the event of a Qualifying Termination as defined in the agreement.

Does not include any tax "gross-up" provision for the executive.
Health and Welfare Benefits	Provides competitive levels of employee health and welfare benefits.	Benefits do not vary substantially from general employee benefits.
401(k) Defined Contribution Benefit Plan	Provides tax favored retirement savings.	Same program provided to general employee population

The Role of the Compensation Committee

        The Compensation Committee of the Board of Directors has the responsibility for, among other matters, establishing executive compensation programs, overseeing compensation of executive officers (including employment offers and termination arrangements for executive officers), monitoring all general compensation programs applicable to the Company's employees and overseeing regulatory compliance with respect to compensation matters. In the case of compensation for the Chief Executive Officer, the Compensation Committee reviews the goals and objectives established for the Chief Executive Officer, evaluates his performance with respect to such goals and objectives, as well as other factors which may comprise appropriate measures of his performance overall, and, based on such evaluation, makes recommendations to the Board of Directors. This evaluation and determination is made and reviewed annually by the full Board of Directors (acting through its independent directors). The Board of Directors (acting through its independent directors) has sole responsibility for determining compensation for the Chief Executive Officer. The Board of Directors solicits the recommendations of the Compensation Committee regarding his compensation, in light of the Compensation Committee's evaluation of his performance and achievement of financial, strategic and tactical goals and objectives. The Board of Directors has delegated responsibility to the Compensation Committee for executing the terms of the Chief Executive Officer's employment agreement and making any decisions regarding equity grants or performance-based compensation.

        In evaluating the compensation of the Chief Executive Officer, the Board of Directors, acting through its independent directors in executive session, upon recommendation of the Compensation Committee, considers several factors, including:

  •
  achievement of short- and long-term financial and strategic targets and objectives, considering factors such as sales, bookings and earnings per share;

  •
  the Company's position within the industry in which it competes;

  •
  overall Company financial and operational performance;

  •
  overall economic climate;

  •
  individual contribution to the Company; and

  •
  such other qualitative and quantitative factors as the Board of Directors, upon recommendation of the Compensation Committee, may deem appropriate.

        The Chief Executive Officer makes annual recommendations to the Compensation Committee with respect to executive compensation, other than his own. The Committee reviews his proposals and makes a final determination concerning the scope and nature of such compensation arrangements.

        The Compensation Committee has delegated authority to the Chief Executive Officer, and to the Senior Vice President of Human Resources, to grant equity incentive awards under the Company's 2005 Equity and Incentive Plan to "non-reporting" individuals (individuals who are not subject to reporting under Section 16 of the Securities Exchange Act of 1934, or the Exchange Act) of up to $150,000 in value and that the aggregate of all such awards does not exceed $450,000 in value in any fiscal year.

        The Compensation Committee typically retains the services of an independent compensation consultant every two years, reporting directly to the Committee, to evaluate the Company's executive compensation packages for marketplace competitiveness and soundness of design. During the most recent review in fiscal year 2013, the Committee retained the services of the Pearl Meyer & Partners, LLC. ("Pearl Meyer") to conduct this study. It is anticipated that the Compensation Committee will retain the services of an independent compensation consultant to conduct a similar study in the fall of FY15. In connection with its engagement of Pearl Meyer, the Compensation Committee in July 2013 considered the factors bearing upon the independence of Pearl Meyer that are specified in Nasdaq Marketplace Rule 5605(d)(3)(D).

        In fiscal year 2013, the Committee requested that Pearl Meyer review the base salaries, annual incentives, total cash compensation, long-term equity awards and all other compensation programs for the five named executive officers as well as other members of the Company's executive officers reporting to the Chief Executive Officer (the "2013 Pearl Meyer study"). Pearl Meyer compared these elements of compensation with data from the Radford executive compensation survey and the Pearl Meyer proprietary executive compensation survey for companies in the Boston area with similar revenues, number of employees, in the electronic manufacturing business and companies within comparable GICS industries (e.g. Aerospace/Defense, Electronic Equipment, Instruments and Components). Additionally, companies that list AS&E as a peer in their proxy and companies listed in shareholder advisor reports regarding the Company were also used. The Compensation Committee was not provided the identities of companies in the survey base.

        Additionally, Pearl Meyer reviewed available proxy data from the following companies, each of which is either a company previously reviewed by the Company or a company referenced by ISS Proxy Advisory Services as a potential peer during the prior year proxy season:

Aerovironment Inc. (Nasdaq: AVAV)	Analogic Corp. (Nasdaq: ALOG)	API Technologies Corp (Nasdaq: ATNY)
Astronics Corp. (Nasdaq:ATRO)	DigitalGlobe, Inc. (NYSE:DGI)	Electro Scientific Industries, Inc. (Nasdaq: ESIO)
FARO Technologies, Inc. (Nasdaq: FARO	iROBOT Corp (Nasdaq:IRBT)	KEYW Holding Corp. (Nasdaq:KEYW)
LMI Aerospace, Inc. (LMIA)	Measurement Specialties,Inc., (Nasdaq: MEAS)	Mercury Computer Systems, Inc. (Nasdaq: MRCY)
Zygo Corp. (Nasdaq:ZIGO)

        The following previously reviewed peer companies have since been acquired and as a result, proxy data for the following companies may not be available at time of next peer company group development.

Ceradyne Inc. (Acquired)	GeoEye Inc. (Acquired)

        The Committee reviewed the data presented by Pearl Meyer to supplement its general understanding of current compensation practices. The Committee does not target payment for any compensation element or total compensation to any specified level of the companies included in the data presented.

Compensation Objectives

        The Company's executive compensation program is designed in significant part to align executive compensation with financial performance, business strategies and Company objectives. Our compensation policy seeks to enhance the profitability of the Company, and thereby enhance long-term stockholder value, by linking the financial interests of the Company's executives with those of its stockholders. Under the guidance of the Compensation Committee, the Company has developed and implemented an executive compensation program to achieve these objectives while providing executives with compensation opportunities that are competitive with profitable public companies engaged in the manufacturing of equipment, similar in size and with similar business platforms as the Company. It is the Company's philosophy to pay at, or near, industry standards in our competitive marketplace for base salary and to use a combination of short- and long-term incentives to reward outstanding Company performance and link the level of the reward to increases in the Company's long-term value.

        It is our intent that the various elements of the Company's executive compensation program combine to accomplish two goals:

  •
  provide a competitive compensation package adequate to attract, motivate and retain the caliber of executive necessary to manage growth in a competitive and dynamic marketplace; and

  •
  create a "pay-for-performance" culture that aligns the executive's interests with the stockholders through both short- and long-term increase in Company value.

Relationship of each Compensation Element

        The contribution of each of the executive compensation program and its relationship to other elements is discussed below.

  •
  Base salary.  Base salaries are designed to retain key executive officers by being competitive, but are not considered to be the primary means of recognizing performance. Incentive programs are expressed as a percentage of the executive's base salary. A significant portion of the executive's total compensation is contingent upon achieving predetermined annual and multi-year performance goals. The high degree of leverage of these programs is both a reinforcement of our pay-for-performance philosophy and a strong incentive for the executive.

  •
  Annual incentive program.  The goals associated with this annual pay-for-performance bonus program ensure that the executives are focused on continually improving the near-term financial and operational basis of the Company necessary for continued growth. This program is 100% contingent on financial performance in that, if predetermined financial goals are not met, the program does not pay out.

  •
  Long-term incentive program.  The performance-vesting of this award reinforces both our pay-for-performance objectives and long-term retention of key executives

Executive Compensation Program

        Base Salary.    The salary levels for the Company's executive officers are reviewed against broad-based compensation surveys and compensation levels of the peer companies as described above, to assess whether such compensation remains at competitive market levels. The Compensation Committee annually reviews the base salaries of the Chief Executive Officer the executive officers reporting to the Chief Executive Officer. In addition, the Compensation Committee also reviews the recommendations of the Chief Executive Officer, in consultation with the Senior Vice President of Human Resources, for merit-based increases for the respective executive officers. Each executive's performance for the year is measured against predetermined financial and non-financial objectives, such as successful implementation of management processes, policies and business strategies, and these results are among the factors used as a guide for any salary increase or decrease.

        The Compensation Committee concluded after reviewing the 2013 Pearl Meyer Study that the base salaries of its executive officers were broadly competitive with those executive officers having equivalent responsibilities of the companies included in the 2013 Pearl Meyer Study and therefore, no adjustments were made to executive officer base salaries for fiscal year 2014.

        Performance-based Annual Bonus Program.    Performance-based annual bonus compensation is an important element to reward and motivate executives by making a significant portion of their compensation dependent on the Company's financial performance. Because the company performance factor thresholds established by the Compensation Committee for fiscal year 2013 were not met, no executive officer received a performance based bonus for fiscal year 2013. However, a description of the performance based annual bonus program for fiscal year 2013 is set for the below.

        The target bonuses (i.e., amount paid for 100% performance) were calculated as a percentage of base salary. In fiscal year 2013 the target bonuses, expressed as a percentage of base salary, were:

Position	Target Cash Bonus as Percentage of Base Salary
Chief Executive Officer	100%
Chief Financial Officer	65%
Senior Vice President, Worldwide Marketing and Sales	65%
All other Executive Officers	50%

        The annual bonus plan for the Chief Executive Officer and executive officers required that a predetermined threshold level of financial performance be met before any bonus is paid in fiscal year 2013. The threshold was defined to be 100% of the corporate performance factor, which, for fiscal year 2013, was a t level of operating income of $48.52 million for the year. If a threshold performance level of 100% of this factor is met, the plan is designed to pay up to 50% of the target bonus. If a performance level achieved 110% of the corporate performance factor is met, the plan is designed to pay up to an additional 50% of the target bonus. No bonus is paid for performance below 100% of the target.

        Over-achievement of annual financial objectives is rewarded by prorating the executive's target bonus in relation to the over-achievement of financial goals up to a maximum of 200%. Additional compensation above this level is at the discretion of the Compensation Committee and Board of Directors.

        If and when the determination is made that the threshold was achieved, the bonus paid is determined by a formula that adjusts each individual participant's target bonus both by a factor based on the individual's achievement of individual performance targets and another factor based on the Company's achievement of its corporate performance factor. Individual performance goals are established by the Board (acting through its independent directors upon recommendation of the Compensation Committee) for the Chief Executive Officer and by the Chief Executive Officer for the other members of the executive team. Fifty percent (50%) of the bonus paid is based on the achievement of individual performance goals and the corporate performance factor. The remaining fifty percent (50%) of the bonus paid is based only on the achievement of the corporate performance factor. If the threshold of financial performance is not met, no bonus is paid. Annual financial performance objectives are determined by the Board of Directors at the time of the budget approval process.

        Both financial and operational goals are assigned to each executive as individual performance targets. Individual financial goals are in addition to corporate financial goals. The addition of individual accountability for financial goals reinforces the executive team's focus on financial performance. The Chief Executive Officer and all executive officers shared a common financial goal of achieving $48.52 million in operating income and $260 million, net of routine accounting adjustments, in bookings for the fiscal year 2013.

        The individual performance goals (with their relative weightings) for each of the Named Executive Officers for the fiscal year were:

  •
  Mr. Fabiano was responsible for: (i) meeting specific financial targets related to operating income (35%) and bookings (15%) discussed above; and (ii) achieving certain administrative milestones in the administrative area (50%).

  •
  Mr. Galaznik was responsible for: (i) meeting specific financial targets related to operating income (35%) and bookings (15%) discussed above; and (ii) presenting organizational efficiencies recommendations (25%) (iii) achieving certain administrative milestones in the IT area (25%).

  •
  Mr. Postle was responsible for: (i) meeting specific financial targets related to operating income (35%) and bookings (15%) discussed above; and (ii) achieving certain product specific booking targets (20%); and (iii) achieving certain sales milestones in three predetermined Sales areas (30%).

  •
  Mr. Callerame was responsible for: (i) meeting specific financial targets related to operating income (35%) and bookings (15%) discussed above; and (ii) achieving certain technical milestones in three predetermined scientific and technical areas (50%).

  •
  Mr. Peterman was responsible for: (i) meeting specific financial targets related to operating income (35%) and bookings (15%) discussed above; and (ii) achieving certain human resource infrastructure milestones in three predetermined functional areas (50%).

        Our achieved operating income for fiscal year 2013 was $26.2 million. Because the threshold performance factor related to operating income was not achieved for fiscal year 2013, none of the Named Executive Officers received an annual performance-based bonus.

        In April 2013, the Compensation Committee approved a continuation of the performance-based annual bonus programs for fiscal year 2014 on substantially the same terms as fiscal year 2013, but with a revised, lower threshold level of financial performance (keyed to the operating income target), which must be met before any bonus becomes payable. Because of the highly unpredictable nature of our business, it is difficult to reliably predict the likelihood of achieving this threshold. For example, while the Company met its financial targets for fiscal years 2009 through 2011, the Company did not achieve the predetermined financial performance threshold for fiscal year 2012 or 2013.

        2013 Long-Term Incentive Compensation.    Our 2013 long-term incentive compensation program consists of granting long-term incentives in the form of restricted stock, stock options and/or cash subject to performance-based vesting, and is intended to align executive interests with long-term interests of stockholders by linking executive compensation with stockholder value. The allocation of the awards among these three forms of incentives is determined based on a consideration of accounting and tax factors, along with the Company's cash position and availability of shares for awards.

        Corporate goals for the 2013 program include product revenue growth, new product introductions and return on adjusted net assets over the term of the program. In fiscal 2013, the award for this program consisted solely of a cash award.

        The corporate financial and business goals underlying the 2013 incentive program are recommended by the Compensation Committee for approval by the Board of Directors (acting through its independent members) for the Chief Executive Officer and the members of the executive team. These goals include both the financial metrics and business objectives that we believe will result in the growth of long-term stockholder value. A portion of the long-term incentive compensation vests as each of the goals is met. 100% of the award will vest if all of the goals are met within the five year term of the award. If some portion of the goals is not met within the five year term, half of the remaining unvested value of the long-term incentive compensation time vests and the remainder is forfeited at the end of the five year term. We believe that the combination of performance vesting modified by a cliff vesting of only a portion of the award (with the rest being forfeited) achieves a balance of performance incentive and executive retention that serves the best interests of the stockholders.

        The long-term incentive plans for fiscal years 2009-2013 calculates the initial value of the award as a percentage of the applicable executive's base salary. The value of the award as a percentage of base salary for the Chief Executive Officer was 400%, the Chief Financial Officer was 200%, and all other executive officers was 120%.

        Corporate performance goals for vesting of these awards included, for the long-term incentive plan initiated in fiscal year 2008, revenue growth, new product introductions and net operating income, and, for each of the fiscal years commencing with the 2009 fiscal year, revenue growth, new product introductions and return on adjusted net assets over the term of the program. The corporate goals for the long-term incentive plans to date were met within the following time frames:

Incentive Plan Initiated in Fiscal Year Ended	Form of Award	Period of Achievement/Acceleration	Portion of Award Vested to Date
March 2009	Restricted Stock/Options/Cash	Two thirds of goals met in 24 months; remaining one third of goals met in 36 months	100%
March 2010	Restricted Stock/Options	Two thirds of goals met in 24 months	66.67	%(1)
March 2011	Cash	One third of goals met in 24 months	33.33	%(2)
March 2012	Cash	No goals met as of March 2012	0.00%
March 2013	Cash	No goals met as of March 2013	0.00%

(1)
Two goals were met in fiscal year ended March 31, 2011 for the long-term incentive program initiated in March 2010. These goals were (1) achieving a predetermined cumulative return on adjusted net assets as defined in the agreement and (2) the introduction of a specific predetermined number of additional new products.

(2)
One goal was met in fiscal year ended March 31, 2012 for the long-term incentive program initiated in March 2011. This goal was achieving a predetermined cumulative return on adjusted net assets as defined in the agreement.

        The 2013 long-term incentive compensation program contains a "claw-back" provision that reverses the vesting of stock, option or cash awards in the event that the executive breaches obligations under the AS&E Employee Representation, Rights in Data and Non-Compete Agreement. The conditions to the "claw-back" provision have not been triggered to date.

Fiscal Year 2014 Long Term Incentive Plan

        In May 2013, the Compensation Committee approved continuing the long-term incentive program with revised compensation target values for fiscal year 2014, expressed as a percentage of base salary, as follows:

Position	Value of Award as a Percentage of Base Salary
Chief Executive Officer	200%
Chief Financial Officer	200%
Other Executive Officers	120%

        In July 2013, the Compensation Committee approved the following changes to the performance based long-term incentive program, which is substantially the same terms as fiscal year 2013 plan, but with the following two changes: a change from a cash-based LTIP to an equity-based LTIP award, and the inclusion of a retirement clause to be included in the applicable award agreement. The retirement clause specifies that if a participant retires less than six months prior to the next scheduled vesting date, any equity awards not yet vested shall remain outstanding and will vest on subsequent vesting dates as if the participant had remained in service as of each such vesting date, subject to the performance goal being met. For purposes hereof "retirement" means termination of employment at or after age 55 with an aggregate of five (5) full years of service.

        The decision to change from cash-based LTIP to equity-based LTIP was based on the following considerations:

  •
  To provide greater management alignment with shareholder interests and directly link incentives to shareholder value creation

  •
  Foster a stronger pay-for-performance culture and retain key executives and employees

  •
  Facilitate long-term executive stock ownership

        Stock Ownership Guidelines.    The members of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer and other executive officers are expected to build and maintain a personal portfolio of the Company's common stock according to the following guidelines:

Position	Value of Stock Owned as a Percentage of Base Salary
Members of the Board of Directors	400% (Target based upon cash retainer)
Chief Executive Officer	300%
Chief Financial Officer	100%
Other Executive Officers	50%

        Executive officers are given a four year period and non-employee Directors are given a five year period, measured from their date of hire, initial date of service on the Board of Directors, or increase in compensation, as applicable, to achieve these targets. If, after the end of the applicable accumulation period, any individual subject to these guidelines falls below his or her individual stock ownership guidelines, that individual will be required to hold all then currently owned stock until the guidelines are met or termination of employment, whichever occurs first.

        All executive officers and the Board of Directors were in compliance with these guidelines at March 31, 2013, with the exception of Mr. Postle, our former Senior Vice President of Worldwide Sales, Service and Marketing. As a result of our declining stock price, Mr. Postle was at 73% of compliance as of March 31, 2013.

        Change in Control and Severance Benefits.    To ensure that our compensation package remains competitive with industry practice and that the incentives of the executives are further aligned with the best interests of the stockholders in the event of a change in control of the Company, the Company provides change in control and severance benefits to each of its executive officers. These benefits were governed by an employment agreement in the case of our former Chief Executive Officer and by a change in control and severance benefit agreement (in each case the "CIC agreement") for each of our other named executive officers. A more detailed description of these agreements is included in the section below entitled "Employment, Change in Control and Severance Agreements." For additional information on potential payments to named executive officers in the event of a change in control, please see below in the section entitled "Potential Payments upon Termination or Change in Control."

        In summary, these agreements have provided for the following benefits since they were originally adopted in September 2003 in the case of the Chief Executive Officer's employment agreement and in November 2005 in the case of the CIC agreement that applies to all other named executive officers, each of which must provide a release of claims in connection with payment:

	Former Chief Executive Officer	Other Named Executive Officers
Termination outside of a Change in Control	2X current annualized salary and target bonus; continued medical and life insurance for up to 18 months; pro rata same year bonus	1X current annualized base salary
Termination following a Change in Control
2.9X current annualized salary and target bonus; continued medical and life insurance for up to 36 months; pro rata same year bonus; plus full vesting of all performance-based cash long-term incentive awards
2X current annualized salary plus target bonus plus full vesting of all options and restricted stock then held by the executive; plus full vesting of all performance-based cash long-term incentive awards.
Change in Control (regardless of Termination)	Full vesting of all options and restricted stock and long-term incentive cash-based held by the executive if such awards are not assumed or replaced upon a change in control	Full vesting of all options and restricted stock and long-term incentive cash-based awards held by the executive if such awards are not assumed or replaced upon a change in control
Change in Control Protection Period	24 months following a change in control	24 months following a change in control

Perquisites

        The Company provides to members of its executive team an annual executive physical and executive life insurance. Additional perquisites, in the form of reimbursement for executive club membership dues and financial planning and tax preparation expenses, along with supplemental long-term disability benefits, were provided to our former Chief Executive Officer under his employment agreement with the Company. Mr. Fabiano's employment agreement also provided for the reimbursement of his reasonable legal fees incurred in connection with the recent revision to his agreement. In addition, in May 2008, the Board of Directors, acting through its independent directors, approved for Mr. Fabiano, in lieu of the customary vacation accrual, a non-cash five week vacation allotment, awarded at the beginning of each calendar year, with no carry-over of any unused vacation time to the following year. The total value of these perquisites for each member of the executive team other than Mr. Fabiano does not exceed $10,000. Additional information about Mr. Fabiano's perquisites is set forth in the Summary Compensation Table.

Tax Considerations

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to a Company's chief executive officer and its other three officers (other than the chief financial officer) whose compensation is required to be disclosed to our stockholders under the Exchange Act by reason of being among the most highly compensated officers. Qualified performance-based compensation is not subject to the deduction limitation if specified requirements are met. Although the Committee has designed the executive compensation program with tax considerations in mind, the Committee does not believe that it would be in the best interests of the Company to adopt a policy that would preclude compensation arrangements subject to deduction limitations and current outstanding cash and equity-based awards do not qualify as performance-based compensation.

Compensation Committee Report

        The Compensation Committee has discussed and reviewed the Compensation Discussion and Analysis as required by the applicable securities regulations with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K.

        This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report.

Report Submitted By: Mr. Denis Brown (Chair), Dr. Mark Thompson and Mr. Carl Vogt

Summary Compensation Table

        The table below shows the annual compensation for the fiscal years indicated of our Named Executive Officers, consisting of our Chief Executive Officer, our Chief Financial Officer and the three of our Company's other most highly compensated executive officers who were in office on March 31, 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total Compensation ($)
Anthony R. Fabiano(5)	2013	550,000	—	(655,000)	(73,000)	645,000	42,000	509,000
Former President and	2012	603,000	—	—	—	773,000	51,000	1,427,000
Chief Executive Officer	2011	579,000	—	—	—	950,000	47,000	1,576,000
Joseph Callerame	2013	271,000	—	—	—	—	10,000	281,000
Senior Vice President,	2012	271,000	—	—	—	103,000	10,000	450,000
Science and Technology,	2011	258,000	—	—	—	182,000	10,000	758,000
Engineering and Program
Management
Kenneth J. Galaznik	2013	302,000	—	—	—	—	8,000	310,000
Senior Vice President,	2012	323,000	—	—	—	205,000	8,000	536,000
Chief Financial Officer,	2011	307,000	—	—	—	294,000	8,000	609,000
Treasurer
George M. Peterman(6)	2013	251,000	—	(78,000)	(9,000)	—	271,000	436,000
Former Senior Vice President,	2012	270,000	—	—	—	91,000	8,000	380,000
Human Resources	2011	235,000	—	—	—	137,000	8,000	679,000
Robert G. Postle(7)	2013	331,000	—	—	—	—	8,000	339,000
Former Senior Vice President,	2012	347,000	—	—	—	118,000	8,000	473,000
Worldwide Sales and	2011	307,000	—	—	—	276,000	8,000	591,000
Marketing

(1)
The Company granted no stock awards to the named executive officers in the periods reported. In fiscal 2013, upon their termination of employment, certain stock awards previously reported to Mr. Fabiano and Mr. Peterman were canceled. Amounts reported represent the grant date fair value of restricted stock forfeited. The assumptions used to calculate the value of stock awards are set forth under Note 6 of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for fiscal year 2013 filed with the SEC on June 7, 2013.

(2)
The Company granted no option awards to the named executive officers in the periods reported. In fiscal 2013, upon their termination of employment, certain option awards previously reported as compensation to Mr. Fabiano and Mr. Peterman were cancelled. Amounts reported represent the grant date fair value of the stock options forfeited, computed in accordance with the FASB ASC 718 Compensation—Stock Compensation.

(3)
Non-Equity Incentive Plan Compensation represents incentive compensation earned for the indicated fiscal year under the Company's performance-based long-term incentive compensation program and/or under the Company's performance-based annual incentive compensation program. In fiscal year 2011, payments were made under the Company's performance based annual incentive program. For fiscal years 2012 and 2013, no payments were made under the Company's performance based annual incentive program. In fiscal years 2011 and 2012, executive officers received payments for vesting of long-term incentive compensation awards originally granted in prior fiscal years. For additional information on these programs, please see the section herein named "Compensation Discussion and Analysis—Executive Compensation Program." Pursuant to the amendment to Mr. Fabiano's employment agreement discussed in "Employment, Change of Control and Severance Agreements", Mr. Fabiano received $515,748 in consideration of completion of certain long term incentive program goals. Fifty percent of the remaining goal $128,937 is also included as fiscal year 2013 compensation as this amount will be paid on March 31, 2017 unless the performance goal is met at an earlier date.

(4)
All Other Compensation includes payments by the Company for life insurance premiums, matching contributions to the employee's 401(k) account, costs for annual physical examination for executive officers, costs for financial planning and tax preparation for Mr. Fabiano, and annual membership dues for Mr. Fabiano for certain business organizations. All other compensation for Mr. Peterman includes severance payments of $271,000 provided in accordance with the Company's Change in Control & Severance Benefit Agreement.

(5)
Mr. Fabiano terminated employment with the Company on March 31, 2013.

(6)
Mr. Peterman terminated employment with the Company on March 31, 2013.

(7)
Mr. Postle terminated employment with the Company on May 16, 2013.

Grants of Plan-Based Awards in Fiscal Year 2013

        The following table provides information on all plan-based awards granted in the fiscal year ended March 31, 2013 to the Named Executive Officers. In fiscal year 2013, the Compensation Committee of the Board of Directors, in light of the Company's cash position, opted to utilize a 100% cash award for its long-term incentive plan compensation.

			Estimated possible payouts under non-equity incentive plan awards
Name	Grant Date		Threshold $	Target $	Maximum $
Anthony R. Fabiano		(1)	$275,000	$550,000	$1,100,000
		(2)	$1,092,000	$2,184,000	$2,184,000
Joseph Callerame		(1)	$68,000	$136,000	$272,000
		(2)	$163,000	$325,000	$325,000
Kenneth J. Galaznik		(1)	$98,000	$196,000	$392,000
		(2)	$300,000	$600,000	$600,000
George M. Peterman		(1)	$63,000	$126,000	$252,000
		(2)	$150,000	$300,000	$300,000
Robert G. Postle		(1)	$108,000	$215,000	$430,000
		(2)	$198,000	$396,000	$396,000

(1)
Amounts shown are estimated possible cash payouts for fiscal year 2013 for the Named Executive Officers under the performance-based annual incentive compensation program. Threshold amounts represent the minimum amount that could be earned for meeting the minimum operating income metrics. Target amounts are based on a percentage of the individual's 2013 base salary as outlined in the Compensation Discussion and Analysis above. Maximum amounts are based on 200% of the Named Executive Officers' applicable target amount for fiscal year 2013 and represent the maximum payout under the program. Due to the fact that the Company did not meet the financial performance targets required under the program in fiscal year 2013, no performance-based annual incentive awards were paid for fiscal year 2013.

(2)
Amounts shown as estimated possible cash payouts represent the value of cash awards granted under the long-term incentive plan outlined in the Compensation Discussion and Analysis. Threshold amounts represent 50% of the total potential award as, under the terms of the incentive program, if no performance targets are achieved, half of the unvested value of the long-term incentive compensation cliff vests and the remainder is forfeited at the end of the five year term. Target and maximum amounts are based on a percentage of the individual's long-term incentive plan award as outlined in the Compensation Discussion and Analysis above. No portion of this cash award was earned in fiscal year 2013 as no performance objectives related to this award were achieved during such year.

Outstanding Equity Awards at 2013 Fiscal Year End

        The following table sets forth information regarding the number of equity awards held by the Named Executive Officers at March 31, 2013.

	Option Awards								Stock Awards
Name	Number of securities underlying unexercised Options (#) Exercisable		Number of securities underlying unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Equity Incentive Plans: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)		Equity Incentive Plans: Market or payout value of unearned shares, units or other rights that have not yet vested ($)(10)
Anthony R. Fabiano	7,789	(6)	—	—		$61.45	8/15/07	8/15/17
	1,258	(6)	—	—		$60.66	9/14/07	9/14/17
	5,831	(8)	—	—		$61.40	5/15/09	5/15/19	—		$—
Joseph Callerame	8,629	(1)	—	—		$39.06	12/2/04	12/2/14
	481	(4)	—	—		$53.55	11/1/05	11/1/15
	1,076	(6)	—	—		$61.45	8/15/07	8/15/17
	173	(6)	—	—		$60.66	9/14/07	9/14/17
	802	(7)	—	—		$51.56	6/12/08	6/12/18
	791	(8)	—	395	(8)	$61.40	5/15/09	5/15/19	1,447	(9)	$88,000
Kenneth J. Galaznik	673	(4)	—	—		$53.55	11/1/05	11/1/15
	1,027	(5)	—	—		$52.82	6/20/06	6/20/16
	1,793	(6)	—	—		$61.45	8/15/07	8/15/17
	289	(6)	—	—		$60.66	9/14/07	9/14/17
	1,474	(7)	—	—		$51.56	6/12/08	6/12/18
	1,509	(8)	—	754	(8)	$61.40	5/15/09	5/15/19	2,761	(9)	$168,000
George M. Peterman	6,000	(2)	—	—		$39.06	12/2/04	12/2/14
	20,000	(3)	—	—		$42.35	5/5/05	5/05/15
	331	(4)	—	—		$53.55	11/1/05	11/1/15
	504	(5)	—	—		$52.82	6/20/06	6/20/16
	867	(6)	—	—		$61.45	8/15/07	8/15/17
	140	(6)	—	—		$60.66	9/14/07	9/14/17
	678	(7)	—	—		$51.56	6/12/08	6/12/18
	695	(8)	—	—		$61.40	5/15/09	5/15/19	—		$—
Robert G. Postle	535	(4)	—	—		$53.55	11/1/05	11/1/15
	630	(5)	—	—		$52.82	6/20/06	6/20/16
	1,111	(6)	—	—		$61.45	8/15/07	8/15/17
	179	(6)	—	—		$60.66	9/14/07	9/14/17
	884	(7)	—	—		$51.56	6/12/08	6/12/18
	—		—	453	(8)	$61.40	5/15/09	5/15/19	1,656	(9)	$101,000

(1)
Original grant of 13,500 options vested in three annual installments from date of grant.

(2)
Original grant of 9,000 options vested in three annual installments from date of grant.

(3)
Original grant of 20,000 options vested in three annual installments from date of grant.

(4)
Options were originally granted as part of a performance-based award, which vested 3/31/07 upon achievement of performance goals.

(5)
Options were originally granted as part of performance-based awards, which vested 3/31/09 upon achievement of performance goals.

(6)
Options are part of performance-based awards, one-third of which vested 3/31/09 and two-thirds of which vested 3/31/10 upon achievement of performance goals.

(7)
Options are part of performance-based awards, two-thirds of which vested 3/31/10 and one-third of which vested 3/31/11 upon achievement of performance goals.

(8)
Options are part of performance-based awards, two-thirds of which vested 3/31/11 upon achievement of performance goals.

(9)
Awards vest upon attainment of performance-based goals over a five year period. If performance goals are not met within the five year period, 50% of unvested shares subject to the awards vest at that time. The figures above are based upon the assumption that all performance goals will be met, and therefore all shares subject to the awards will vest within the five year period.

(10)
Market value of stock awards is calculated by multiplying the closing price of the Company's common stock on March 28, 2013, the last trading day of the Company's fiscal year 2013, by the number of shares of stock constituting the award.

Option Exercises and Stock Vested in Fiscal Year 2013

        The following table sets forth information regarding the number of shares acquired and value realized for stock options exercised for all Named Executive Officers during fiscal year 2013. There were other stock awards which vested for the Named Executive Officers during fiscal year 2013.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)
Anthony R. Fabiano	12,391	$126,000
Joseph Callerame	2,871	$33,000
Kenneth J. Galaznik	—	$—
George M. Peterman	—	$—
Robert G. Postle	—	$—

(1)
The amounts shown in this column represent the difference between the option exercise price and the closing market price on the date of exercise.

Employment, Change in Control and Severance Agreements

Amended Employment Agreement with Anthony R. Fabiano

        On September 20, 2012, the Company announced that Anthony R. Fabiano, President and CEO, had notified the Board of Directors of his intention to retire from the Company. In connection with his retirement, the Company and Mr. Fabiano executed an Amendment ("the Amendment") to Mr. Fabiano's existing employment agreement. Under the terms of this Amendment, Mr. Fabiano continued to serve as President and Chief Executive Officer until March 31, 2013, subject to the Company's appointment of a new Chief Executive Officer which was announced on March 14, 2013.

        The terms of the Amendment called for cash payments in the following amounts:

  •
  $250,000 for non-compete, confidentiality and assignment of IP obligations, payable in 24 monthly installments commencing upon termination of employment;

  •
  $450,000 for six months of consulting services, payable in six monthly installments, commencing upon termination of employment;

  •
  $515,748 in consideration of the completion of two out of three of the Executive's Long Term Incentive Product Goals. This amount is included in the fiscal year 2013 Summary Compensation Table;

  •
  up to $257,874 in consideration of the executive team's completion of the third product goal. If the third goal is not completed by March 31, 2017, one half of this benefit would be forfeited. The remaining $128,937 would then vest and this noncancelable benefit is included in the fiscal 2013 Summary Compensation Table; and

  •
  upon expiration of COBRA benefits following termination of Mr. Fabiano's employment, up to $30,000 to be applied to future medical insurance payments.

        While Mr. Fabiano continued as an employee of the Company, he continued to receive salary, bonus and benefits as provided in his employment agreement.

Employment Agreement with Charles P. Dougherty

        On March 13, 2013, The Board unanimously elected Charles P. Dougherty, to serve as the Company's President and Chief Executive Officer, effective as of April 8, 2013.

        On March 13, 2013, the Company entered into an employment agreement with Mr. Dougherty, effective April 8, 2013, that included the following compensation elements:

  •
  an annual base salary of $550,000, subject to possible increase by the Company's Board of Directors from time to time at its sole discretion;

  •
  eligibility to participate in the Company's performance-based annual incentive compensation plan for the Company's senior executives, with a target bonus equal to 100% of his base salary. The target bonus for fiscal year 2014 is guaranteed, provided that Mr. Dougherty remains employed with the Company through the end of the fiscal year;

  •
  initial incentive awards, under the Company's long term incentive program, equal to 200% of his base salary. Such awards may be in the form of restricted stock, stock options and/or cash as determined by the Board's Compensation Committee.

  •
  up to $15,000 in travel expenses between his non-Boston residence and Boston in the 12 months following commencement of employment. He will also receive reasonable and actual relocation costs, including tax gross up for any components that are taxable income; and

  •
  vacation benefits of five weeks per calendar year.

        Mr. Dougherty was appointed to the Board following the commencement of his employment and will continue to be nominated for election in subsequent stockholder elections for as long as he continues to serve as Chief Executive Officer. Mr. Dougherty entered into the Company's standard Employee, Representation, Rights in Data, and Non-Compete Agreement regarding confidential information, assignment of rights to intellectual property, and non-competition.

        Mr. Dougherty also entered into a Change of Control & Severance Benefit Agreement for Chief Executive Officer with the Company, dated March 13, 2013. This agreement became effective on April 8, 2013 and terminates on March 31, 2014. This Change of Control and Severance Benefit Agreement is on the same terms as our agreements with the other Named Executive Officers, the terms of which are outlined below.

Potential Payments upon Termination or Change in Control

        The Named Executive Officers were covered by a Change in Control and Severance Benefit Agreement. This agreement expired on March 31, 2013 and was replaced with an Amended and Restated Change in Control Agreement (the "CIC Agreement") which is effective through March 31, 2014. The CIC Agreement contains the same benefits as the prior agreement but with more restrictive definitions of factors triggering benefits under this agreement.

        No Potential Payments upon Termination or Change in Control are reported for Mr. Fabiano or Mr. Peterman as their last day of employment was the final day of the fiscal year and all severance or other payments due as of that date were included in the fiscal 2013 Summary Compensation Table or disclosed above.

Termination Following a Change in Control

        Under the terms of their CIC Agreements, if a designated executive is terminated or leaves the Company for good reason as defined in the agreement, within two years following a change in control of the Company, such executive will be eligible to receive: (A) a payment equal to two times the sum of such executive's then-current annualized base salary plus his annual target bonus, (B) the payment or continuation of health benefits for up to 18 months and (C) the vesting of all stock based or cash-based award then held by the executive. The CIC Agreements define "good reason" as:

  •
  any action by the Company which results in a material adverse change in reporting relationship, authority, duties or responsibilities of the executive, subject to certain specified exceptions;

  •
  a material reduction in the executive's annual base salary, or material adverse change in annual bonus opportunity;

  •
  the Company's requiring the executive to be based in any office or location that is more than twenty-five (25) miles from his or her then-current base office or work location, unless the new location is closer to his or her residence.

        The CIC Agreements define a "change in control" as the occurrence of any of the following:

  •
  any person, other than the Company or an affiliate, becomes a beneficial owner (within the meaning of Rule 13d-3, as amended, as promulgated under the Exchange Act), directly or indirectly, in one or a series of transactions, of securities representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities;

  •
  consummation of a merger or consolidation of the Company with any other person, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

  •
  the closing of a sale or other disposition by the Company of all, or substantially all, of the assets of the Company;

  •
  incumbent directors cease for any reason to constitute at least a majority of the Board; provided, that any individual who becomes a member of the Board subsequent to the date of the respective agreements and whose election or nomination for election was approved by a vote of at least two-thirds of the incumbent directors shall be treated as an incumbent director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors; or

  •
  a complete liquidation or dissolution of the Company.

        A change in control must also constitute a "change in control event" within the meaning of Treasury Regulation Section 1.409A-3(i)(5).

        The foregoing definitions are summaries and are qualified in their entirety by the definitions that appear in the full agreements to which they relate.

        Estimated amounts payable in the event of termination following a change in control are as follows:

Name	Cash(1)(2)	Value of Accelerated Equity Awards(3)
Joseph Callerame	$1,701,000	$88,000
Kenneth J. Galaznik	$2,680,000	$168,000
Robert G. Postle	$2,172,000	$101,000

(1)
Cash payment amounts are based on the following components:

a.
Base pay using base salary for the executive officer at March 31, 2013;

  b.
  Annual target bonus calculated by taking current salary multiplied by target cash bonus percentage;

  c.
  Health benefits based on current COBRA rates; and

  d.
  Value of current non-vested cash awards under the long-term incentive plans.

(2)
Amounts shown in the table assume that the termination occurred on March 31, 2013, the last day of the Company's fiscal year 2013 and therefore no pro-rata target bonus included.

(3)
Assumes stock price of $60.99, which was the closing price of our stock on March 28, 2013, the last trading day of the Company's fiscal year.

Change in Control without Regard to Termination

        Under the terms of the CIC agreements, if a change in control occurs and the applicable executive's stock-based awards are not assumed or replaced in connection with such change in control, all then-unvested options and restricted stock and cash-based long-term incentive awards held by such executive shall immediately be vested or have any restrictions lifted, regardless of any termination of employment.

        Estimated amounts payable in the event of a change in control, after which the applicable executive's stock-based or cash based long-term incentive plan awards are not assumed or replaced, without regard to any termination of employment, are as follows:

Name	Value of Accelerated Cash-Based LTIP Awards(1)	Value of Accelerated Equity-Based LTIP Award(2)
Joseph Callerame	$858,000	$88,000
Kenneth J. Galaznik	$1,657,000	$168,000
Robert G. Postle	$1,051,000	$101,000

(1)
Value of current non-vested cash awards under the long-term incentive plans.

(2)
Assumes stock price of $60.99, which was the closing price of our stock on March 28, 2013, the last trading day of the Company's fiscal year.

Termination Outside of a Change in Control

  Termination without Cause or Departure for Good Reason.

        In the event a designated Named Executive Officer is terminated by the Company without cause or leaves for good reason, he or she will be eligible to receive (A) a payment equal to one times such executive's then-current annualized base salary and (B) the payment or continuation of health benefits for up to one year.

        Estimated amounts payable in cash in the event of a termination without cause or departure for good reason are as follows:

Name	Termination without Cause or Departure for Good Reason(1)
Joseph Callerame	$291,000
Kenneth J. Galaznik	$322,000
Robert G. Postle	$352,000

(1)
Cash payment amounts are based on the following components:

a.
Base pay using base salary payable to Executive by the Company on March 31, 2013;

  b.
  Health and dental benefits based on current COBRA rates;

  c.
  All cash payment amounts are calculated assuming termination on last day of fiscal year therefore no pro rata bonus payment is included.

  Termination due to Death.

        In the event of the death of a Named Executive Officer, during the term of his or her agreement, the executive's employment will be immediately and automatically terminated and his designated beneficiary or estate will be entitled to benefits for their outstanding and unvested stock and cash-based long-term incentive awards pursuant to the respective agreements under which such awards issued.

        Estimated amounts payable in cash in the event of a termination due to death are as follows:

Name	Cash(1)	Value of Accelerated Equity Awards(2)
Joseph Callerame	$349,000	$44,000
Kenneth J. Galaznik	$693,000	$84,000
Robert G. Postle	$426,000	$51,000

(1)
Cash-based long-term incentive awards become vested and exercisable or have the restrictions lifted on a prorated basis reflecting the percentage of such awards that was accrued by the Company on its books at the time of the Participant's death.

(2)
Under terms of long-term incentive award agreements, shares and options shall become vested, and the restrictions lifted, on a prorated basis reflecting the percentage of such shares that was accrued by the Company on its books at the time of the Participant's death. Assumes stock price of $60.99, which was the closing price of our stock on March 28, 2013, the last trading day of the Company's fiscal year.

  Termination due to Retirement.

        Under the terms of the long-term incentive award agreements, if the executive terminates by reason of retirement prior to the expiration of the award agreement, and the Participant's age is equal to or greater than 65 and the participant's age plus service is equal to or greater than 70, one half of the pro-rata portion of the unvested award accrued by the Company at the retirement date shall immediately vest and the remainder is forfeited. No executive received payments under this award at March 31, 2013.

        Conditions to or Limitations on Payment.    The entitlement of each of the Named Executive Officers to the benefits described in this section is conditioned on his or her signing a release of claims against the Company and his or her refraining from making disparaging statements about the Company and its affiliates. The change in control and severance agreements also contain provisions requiring the Named Executive Officers to comply with certain non-competition and non-solicitation restrictions for a period of time after termination of employment. In addition, these agreements provide that payment of benefits may be subject to certain limitations and restrictions imposed by Section 409A of the Internal Revenue Code (the "Code"), as amended, and, in the case of a change in control, a reduction in order to avoid the application of the parachute excise tax under Section 4999 of the Code.

        Payments to Former Executive Officers.    With regard to the Named Executive Officers no longer employed by the Company, Mr. Fabiano and Mr. Peterman, who each terminated employment with the Company on March 31, 2013, received the compensation described in footnotes 3 and 4 of the Summary Compensation Table, and Mr. Postle, who terminated employment with the Company following fiscal year end, will receive severance benefits in accordance with his change of control and severance payment agreement described above.

Compensation of Directors

        Directors who are also employees of the Company do not receive additional compensation as directors. On June 11, 2011, the Board of Directors approved revisions to the 2007 Non-employee Board of Directors Compensation Plan. Under this plan, non-employee directors receive compensation in the form of an annual cash retainer, paid quarterly in advance, and restricted stock awards granted annually on the annual meeting date and vesting in twelve monthly increments over a one-year period.

        The breakdown of the compensation awarded under this amended plan is as follows:

	Board of Directors	Audit Committee	Compensation Committee	Other Committees
Annual cash retainer	$33,000	$6,000	$4,000	$2,000
Additional cash retainer—Chair	$15,000	$4,000	$1,000	$1,000
Restricted stock awards	$110,000 worth of shares(1)	—	—	—
Additional stock awards—Chair	$55,000 worth of shares(1)	—	—	—

(1)
Number of shares granted is determined by dividing dollars indicated by the closing price of the Company's common stock on the date of grant (or the nearest trading day prior to the date of grant, in the event the date of grant is not a trading day).

        The following table reflects compensation awarded to non-employee directors in fiscal year 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Denis R. Brown	55,000	165,000	220,000
John A. Gordon	35,000	110,000	145,000
Hamilton W. Helmer	45,000	110,000	155,000
Don R. Kania	41,000	110,000	151,000
Ernest J. Moniz(2)	36,000	110,000	146,000
Mark S. Thompson	43,000	110,000	153,000
Carl W. Vogt	40,000	110,000	150,000

(1)
The Stock Awards column represents the fair value of restricted stock awarded during fiscal year 2013, computed in accordance with the FASB ASC 718 Compensation—Stock Compensation. The assumptions used to calculate the value of stock awards are set forth under Note 6 of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for fiscal year 2013 filed with the SEC on June 7, 2013.

(2)
In connection with his confirmation by the United States Senate to the position of Secretary of the Department of Energy, Ernest J. Moniz resigned his position as a member of the board of directors of American Science and Engineering, Inc. effective May 18, 2013. Upon his resignation all unvested restricted shares were forfeited.

        The following table sets forth the number of stock awards and the aggregate number of options awards outstanding for each non-employee director as of March 31, 2013, the last day of the Company's fiscal year:

	Number of Stock Option Awards Outstanding	Number of Unvested Restricted Stock Awards Outstanding
Denis R. Brown	34,858	1,356
John A. Gordon	19,926	904
Hamilton W. Helmer	42,000	904
Don R. Kania	11,181	904
Ernest J. Moniz	42,000	904
Mark S. Thompson	7,000	904
Carl W. Vogt	14,000	904

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended March 31, 2013, the Company's Compensation Committee consisted of Mr. Denis Brown, Mr. Carl Vogt and Dr. Mark Thompson. None of the Compensation Committee's current members has at any time been an officer or employee of the Company. None of the Company's executive officers serve or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on the Company's Board or Compensation Committee.

Policies and Procedures with Respect to Related Party Transactions

        The Company has adopted a written policy that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including the applicable securities regulations and NASDAQ Stock Market Listing Rules. Current securities regulations define a related party transaction to include any transaction, arrangement or relationship in which the Company is a participant and in which any of the following persons has or will have a direct or indirect interest:

  •
  an executive officer, director or director nominee of the Company;

  •
  any person who is known to be the beneficial owner of more than five percent of the Company's common stock;

  •
  any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than five percent of the Company's common stock; or

  •
  any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a five percent or greater beneficial ownership interest.

        In addition, the Nominating and Corporate Governance Committee is responsible for reviewing and investigating any matters pertaining to the integrity of officer and directors, including conflicts of interest and adherence to the Company's Code of Business Conduct and Ethics. Under the Code of Business Conduct and Ethics, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. Likewise, under the Code of Business Conduct and Ethics, the knowing failure of an employee, officer or director to disclose conflicts of interest can subject such individual to disciplinary action, including dismissal or removal from office.

Certain Relationships and Related Party Transactions

        There were no related party transactions during fiscal year 2013 required to be reported pursuant to Item 404 of Regulation S-K.

 PROPOSAL NO. 2

ADVISORY VOTE RELATED TO EXECUTIVE COMPENSATION

        We believe that our executive compensation program is reasonable, competitive and strongly focused on pay-for-performance principles. The compensation of our Named Executive Officers varies depending on the achievement of pre-established performance goals, both individual and corporate. The Board's oversight and governance of the program further ensures that management incentives do not promote or reward undue risk. Some of the elements of the plan that support these objectives are:

  •
  the structure of both the performance-based annual incentive compensation and long-term incentive compensation programs are reviewed annually by the Compensation Committee of the Board of Directors to ensure that the incentives are competitive with the marketplace, support tactical and strategic business objectives and align with the actions appropriate to build long-term stockholder value;

  •
  base salaries are designed to retain key executive officers by being competitive but are not considered to be the primary means of recognizing performance;

  •
  the executive short-term incentive compensation plans provide a balance between short- and long-term objectives, with the intent to balance the risk of optimizing short-term accomplishments at the expense of building long-term value by providing a directly link to our annual financial performance and alignment with shareholder value;

  •
  long-term incentive goals for executives do not include any specific targets for stock price, as they are designed to provide strategic management alignment with shareholder interests and directly link incentives to shareholder value creation by providing a link to stock-price performance over a defined performance period;

  •
  Stock ownership guidelines ensure that executives have a meaningful ownership interest in the Company.

        Evaluation of pay-for-performance aspect of program design:    When evaluating the relationship between Company performance and executive compensation, we recognize the difference between accounting treatment of compensation cost and constructive receipt by the executive of that value. When considering the impact of long term compensation, differences can occur between expense accounting and constructive receipt when funded in whole or in part with equity instruments such as stock options or restricted stock.

        Applying this principle to the relationship between pay and performance in regard to the former Chief Executive Officer's earned compensation expressed as the sum of base salary, annual cash bonus and constructive receipt of long term incentives compared to the performance of the Company the following is observed:

Fiscal year ending	Operating Income	Former CEO Base + Earned compensation(1).
March 31, 2012	$31,949,000	$1,380,000
March 31, 2013	$26,268,000	$1,066,000

(1)
Earned compensation defined as sum of base salary, performance-based annual incentive bonus and vested long term incentive.

        Comparison of the two years shows an 18% decrease in operating income and a corresponding 23% decrease in the former Chief Executive Officer's earned income. Based on our on-going review of the pay-for-performance aspects of our executive compensation programs we believe that though they operate as designed to be in the interests of our shareholders, we believe that the changes being made to the plans better serve the interests of our shareholders.

        Risk.    The Compensation Committee believes that the elements of the Company's executive compensation program provide an appropriate combination of short- and long-term pay-for-performance balanced by stabilizing base salary and retention components. Financial metrics are measured by audited financial results, where appropriate. Taken as a whole, we believe there is adequate protection from undue risk of perverse incentive from these compensation programs.

        For the reasons discussed above, the Board of Directors unanimously recommends that the stockholders vote in favor of the following resolution:

  "RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company's 2013 Annual Meeting of Stockholders."

        The Board of Directors unanimously recommends a vote FOR this Proposal No. 2 approving an advisory resolution related to executive compensation.

 PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors has selected McGladrey, an independent registered public accounting firm, to serve as independent registered public accountants for the Company for fiscal year 2014.

        Even if the selection of McGladrey is ratified, the Board of Directors, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Board of Directors believes that such appointment would be in the best interests of the Company and its stockholders. If this proposal is not approved at the Annual Meeting, the Audit Committee will reconsider its selection.

        Representatives of McGladrey are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Principal Accountants Fees and Services

Audit Fees

        McGladrey billed us an aggregate of approximately $429,000 in fees for professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting, and the reviews of the financial statements included in each of our three quarterly reports on Form 10-Q for and during the fiscal year ended March 31, 2013. McGladrey billed us an aggregate of approximately $446,000 in fees for professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting, and the reviews of the financial statements included in each of our three quarterly reports on Form 10-Q for and during the fiscal year ended March 31, 2012.

Audit-Related Fees

        McGladrey billed us an aggregate of approximately $23,000 for the fiscal year ended March 31, 2012 for professional services rendered in connection with the audit of our 401(K) plan for the plan year ended December 31, 2011. McGladrey billed us an aggregate of approximately $22,000 for the fiscal year ended March 31, 2012 for professional services rendered in connection with the audit of our 401(K) plan for the plan year ended December 31, 2010.

Tax Fees

        McGladrey billed us an aggregate of approximately $106,000 for tax compliance, tax advice and tax planning and for consultation regarding ongoing federal and state tax audits for the fiscal year ended March 31, 2013. McGladrey billed us an aggregate of approximately $170,000 for tax compliance, tax advice and tax planning for the fiscal year ended March 31, 2012.

All Other Fees

        No other fees were billed for fiscal year 2013 or 2012.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee has established a policy for the pre-approval of audit and non-audit services performed for the Company by the independent registered public accountants. The policy provides for general pre-approval of services and specific case-by-case approval of certain services, such as non-audit services (except for certain de minimis services as defined by applicable SEC regulations). The services that are pre-approved include audit services and audit-related services, such as employee benefit plan audit services, and may also include other services, such as tax related services. The Audit Committee does not delegate its responsibilities concerning pre-approval of services to management. The independent registered public accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval, and the fees for services performed to date.

        Ratification of the appointment of McGladrey, as our independent registered public accountant for fiscal year 2014 requires a majority of votes properly cast at the Meeting. Unless marked to the contrary, proxies properly signed and returned will be voted "FOR" ratification of the appointment of McGladrey. The ratification of this selection is not required under the bylaws of the Company or applicable law, but the results of this vote will be considered by the Board when making any future determination regarding the Company's independent registered accounting firm.

        The Board of Directors recommends a vote FOR this Proposal No. 3.

Audit Committee Report

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report into such filing.

        The Audit Committee members are Dr. Hamilton Helmer (Chair), Dr. Mark Thompson and Dr. Don Kania. The Audit Committee assists the Board of Directors in monitoring the integrity of the Company's financial statements, the Company's compliance with legal requirements and the performance of the Company's independent registered public accountants. The Company's management has primary responsibility for the Company's financial statements as well as maintaining and monitoring a system of appropriate internal controls.

        The Audit Committee has reviewed the Company's audited financial statements for the year ended March 31, 2013 and has discussed these financial statements with the Company's management and with McGladrey, the Company's independent registered public accounting firm. The Audit Committee has also reviewed and discussed with McGladrey the matters that McGladrey is required to discuss with the Audit Committee by the statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1. AU Section 380, as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T), including, among other things, the following:

  •
  auditor's responsibility under generally accepted auditing standards;

  •
  methods to account for significant unusual transactions;

  •
  audit adjustments that could either individually or in the aggregate have a significant effect on the entity's financial reporting process;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

  •
  disagreements with management whether or not satisfactorily resolved, about matters that individually or in the aggregate could be significant to the entity's financial statements or the auditor's report.

        The Audit Committee has met with McGladrey, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. Management has represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles.

        McGladrey also provided the Audit Committee with the written disclosures and the letter required by PCAOB Rule 3526, "Communication with Audit Committees Concerning Independence." Rule 3526 requires auditors annually to disclose in writing all relationships that, in the auditor's professional opinion, may reasonably be thought to bear on independence and to discuss the potential effects of these relationships on independence. The Audit Committee has discussed with MdGladrey the matters disclosed in such letter and their independence from the Company.

        The Audit Committee reviewed and discussed the requirements of, and the Company's compliance with, Section 404 of the Sarbanes-Oxley Act of 2002, including the PCAOB's Auditing Standards regarding the audit of internal control over financial reporting.

        Based on its discussions with management and McGladrey and its review of the representations and information provided by management and McGladrey, the Audit Committee recommended to the Company's Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2013, as filed with the SEC on June 7, 2013.

Report Submitted By: Dr. Hamilton Helmer (Chair),
Dr. Don Kania and Dr. Mark Thompson

 OTHER MATTERS

Stockholder Proposals and Director Nominations for the 2014 Annual Meeting

        Proposals which stockholders intend to present at the Company's 2014 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by the Company no later than March 31, 2014. To submit a non-Rule 14a-8 proposal for the Company's 2013 Annual Meeting of Stockholders, the proposal must be received at the principal executive office of the Company, to the attention of the Clerk of the Company, between May 2, 2014 and June 1, 2014. Alternatively, if such meeting is called for a date not within 30 days before or after September 4, 2014, then the proposal must be received on the 10th day following the earlier of (a) the day on which notice of the date of such meeting was mailed and (b) the date the Company publicly disclosed the date of such meeting. If a proponent fails to notify the Company by June 1, 2014 of a non-Rule 14a-8 stockholder proposal that it intends to submit at the Company's 2014 Annual Meeting of Stockholders, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote with respect to such matter. The Company suggests that proposals be submitted by Certified Mail, Return Receipt Requested.

        For each matter proposed for the Annual Meeting, the proponent should provide (a) a brief description of the proposal and the reasons for addressing that proposal at the meeting, (b) the proponent's name and record address, (c) the class and number of shares of stock held by the proponent as of the record date for the meeting, (d) any material interest of the proponent in the proposal and (e) all other information that the proponent would have to include in a proxy statement if the proponent were to solicit proxies for the proposal under Regulation 14A of the Securities Exchange Act of 1934.

        Stockholder nominations for directors may be made only after giving timely notice in writing to the Clerk of the Company. In order to be timely given, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company between the dates of May 2, 2014 and June 1, 2014. Alternatively, if such meeting is called for a date not within 30 days before or after September 4, 2014, then the notice must be received on the 10th day following the earlier of (a) the day on which notice of the date of such meeting was mailed and (b) the date the Company publicly disclosed the date of such meeting. This stockholder's notice to the Clerk of the Company must state, as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation, if any, which are beneficially owned by the person, (iv) any other information regarding the nominee as would be required to be included in a proxy statement or other filings required to be filed pursuant to Regulation 14A of the Exchange Act, and (v) the consent of each nominee to serve as a director of the corporation if so elected.

        The stockholder's notice to the Clerk of the Company must also state, as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iv) a representation that the stockholder (and any party on whose behalf such stockholder is acting) is qualified at the time of giving such notice to have such individual serve as the nominee of such stockholder (and any party on whose behalf such stockholder is acting) if such individual is elected, accompanied by copies of any notifications or filings with, or orders or other actions by, and governmental authority which are required in order for such stockholder (and any party on whose behalf such stockholder is acting) to be so qualified, (v) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, and (vi) such other information regarding such stockholder as would be required to be included in a proxy statement or other filings required to be filed pursuant to the Regulation 14A of the Exchange Act.

        The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as director. No person shall be eligible for election as a director unless nominated in accordance with the provisions set forth herein. The Chair of the Board of Directors or other presiding officer of such meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if such officer should so determine, such officer shall so declare to the meeting and the defective nomination shall be disregarded.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires certain persons, including the Company's directors, executive officers and beneficial holders of more than 10% of the Company's Common Stock to file initial reports of beneficial ownership of the Company's securities and reports of changes in beneficial ownership with the Securities and Exchange Commission. Based on the Company's review of these filings and representations from officers and directors, we believe that during fiscal year 2013 such persons have complied with their filing requirements, except that one report for Mr. Fabiano which reporting one transaction and one report for Mr. Brown reporting five transactions, were each filed late.

Incorporation by Reference

        To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, as amended, the Compensation Committee Report on page 17, the Audit Committee Report on page 28, and the information regarding the Audit Committee's charter and the independence of Audit Committee members on page 5, shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-K

        The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2013, as filed with the SEC on June 7, 2013, which provides additional information about the Company, is available (as well as the exhibits listed therein) on the internet at www.as-e.com and to beneficial owners of the Common Stock without charge upon written request to the Investor Relations Department, American Science and Engineering, Inc., 829 Middlesex Turnpike, Billerica, MA 01821 or by telephone request at (978)262-8700.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household unless contrary instructions have been received from the stockholders. The Company will promptly deliver a separate copy of any of these documents to you if you contact us at the following address or telephone number: 829 Middlesex Turnpike, Billerica, MA 01821 c/o Vice President and General Counsel or 978-262-8700. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address or telephone number.

Other Proposed Action

        The Board of Directors knows of no other matters that are to be presented at the Meeting and the deadline under our by-laws from submission of other matters by stockholders has passed. If, however, any other business should properly come before the Meeting, the persons named in the enclosed proxy intend to vote such proxy upon such matters in accordance with their best judgment.

By Order of the Board of Directors,

Kenneth J. Galaznik Senior Vice President, Chief Financial Officer and Treasurer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and Annual Report to Stockholders are available at www.proxyvote.com AMERICAN SCIENCE AND ENGINEERING, INC. ANNUAL MEETING OF STOCKHOLDERS September 4, 2013 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Kenneth J. Galaznik, Senior Vice President, Chief Financial Officer and Treasurer, and John B. De Luca, Vice President, General Counsel and Clerk, or either of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders (“Meeting”) of American Science and Engineering, Inc. (“Company”) to be held Wednesday, September 4, 2013 at the Corporate offices of American Science and Engineering, Inc., 829 Middlesex Turnpike, Billerica, Massachusetts at 8:30 a.m. and at any adjournments thereof, to vote in the name and place of the undersigned as designated on the reverse side, with all powers which the undersigned would possess if personally present, all of the stock of the Company standing in the name of the undersigned on the books of the Company, on all matters set forth in the Notice of the Meeting and Proxy Statement, receipt of which is acknowledged, and upon such other and further business as may properly come before the Meeting. All proxies previously given by the undersigned in respect of the Meeting are hereby revoked. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS INSTRUCTED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTORS LISTED ON THE REVERSE SIDE, “FOR” THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION, “FOR” THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND IN THE DISCRETION OF THE NAMED PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OF THE MEETING. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on the reverse side)

AMERICAN SCIENCE AND ENGINEERING, INC. 829 MIDDLESEX TURNPIKE BILLERICA, MA 01821 VOTE BY INTERNET – www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE- 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 NAME AMERICAN SCIENCE AND ENGINEERING, INC. – COMMON CONTROL # 0000000000 SHARES XXX,XXX,XXX,XXX,XXXXX TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLANK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED The Board of Directors recommends you vote FOR the Election of the 8 nominees named below: Election of Directors For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the numbers of the nominee(s) on the line below. Nominees: 01) Denis R. Brown 05) Don R. Kania 02) Charles P. Dougherty 06) Mark S. Thompson 03) John A. Gordon 07) Jennifer L. Vogel 04) Hamilton W. Helmer 08) Carl W. Vogt The Board of Director recommends you vote FOR the following proposals: For Against Abstain An advisory vote to approve named executive officer compensation Ratify the selection of the independent registered public accounting firm for fiscal year ending March 31, 2014 For address change / comments, mark here (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 JOB# SHARES CUSIP# SEQUENCE# Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

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AMERICAN SCIENCE AND ENGINEERING, INC. 829 Middlesex Turnpike Billerica, MA 01821
AMERICAN SCIENCE AND ENGINEERING, INC. 829 Middlesex Turnpike Billerica, Massachusetts 01821
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 4, 2013
AMERICAN SCIENCE AND ENGINEERING, INC. 829 Middlesex Turnpike Billerica, Massachusetts 01821
PROXY STATEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
OWNERSHIP OF COMMON STOCK OF THE COMPANY BY CERTAIN PERSONS
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
PROPOSAL NO. 2 ADVISORY VOTE RELATED TO EXECUTIVE COMPENSATION
PROPOSAL NO. 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS